Exhibit 99.4

Tecumseh Products Company
5683 Hines Drive
Ann Arbor, Michigan 48108

April 29, 2015

Jerry Mosingo
c/o Tecumseh Products Company
5683 Hines Drive
Ann Arbor, Michigan 48108

Dear Jerry:

We have entered into an employment letter with you dated January 30, 2014 (the “Agreement”), which may be amended by written agreement executed by both parties. Both of us desire to delete the second paragraph of Section 6 of the Agreement concerning the proposed grant of 62,500 phantom shares to you, on the terms and conditions set forth in this letter agreement. Therefore, the second paragraph of Section 6 of the Agreement is hereby deleted effective as of January 30, 2014 (i.e., as if it had never been contained in the Agreement) in exchange for (i) the payment to you of $87,500 to you on the date of the Company’s next regular payroll after the date of this Agreement, and (ii) your eligibility while employed by us as an executive officer to participate in awards granted to our other executive officers under the 2014 Omnibus Incentive Plan.
All other terms and provisions of the Agreement shall continue, and the Agreement as amended above is hereby ratified and confirmed and continues in full force and effect.
If you are in agreement with this amendment and the terms and conditions of this letter, indicate your agreement by signing and returning one copy of this letter, with your original signature, to my attention as soon as possible.
Sincerely,

Tecumseh Products Company

By: /s/ Harold M. Karp
Harold M. Karp,
Its: President and Chief Executive Officer

Accepted and Agreed to this 29th day of April 2015
/s/Jerry L. Mosingo
Jerry Mosingo